UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	September 13, 2006
MGIC Investment Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202

(Address of principal executive offices, including ZIP code)
(414) 347-6480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
MGIC INVESTMENT CORPORATION FORM 8-K EXHIBIT INDEX
Underwriting Agreement
Amended and Restated Call Option
Officer's Certificate

Item 1.01. Entry into a Material Definitive Agreement.
Offering of Senior Notes
           MGIC Investment Corporation (the “Company”) does not view either the Underwriting Agreement or the supplement to the Indenture effected by the Officer’s Certificate (as such instruments are defined in Item 8.01) as, respectively, a material agreement or an amendment to a material agreement within the meaning of Item 1.01 of Form 8-K because, among other reasons, the aggregate principal amount of the Notes (as defined in Item 8.01) does not exceed 10% of the Company’s consolidated assets. In the event it is determined, however, that the Underwriting Agreement or such supplement to the Indenture is a material agreement or an amendment to a material agreement within the meaning of Item 1.01, the text of Item 8.01 describing those agreements is incorporated by reference herein.
Restructuring of Option to Purchase Interests in Sherman Financial Group
           The Company and Radian Guaranty, Inc. (“Radian”) currently each own 34.58% of the existing interests in Sherman Financial Group LLC (“Sherman”), which has a single class of interests. The remainder of the interests are owned by entities owned by Sherman’s management. The Company, Radian and one of these management entities (“Management Entity”) are parties to a Call Option Agreement, dated as of June 15, 2005, under which the Company and Radian each have the right to purchase 6.92% (13.84% in total for both options) of the existing interests in Sherman.
           On September 14, 2006, the Company, Radian and the Management Entity entered into an Amended and Restated Call Option Agreement, dated as of September 13, 2006, under which each option has been restructured. Under the Company’s restructured option, the portion of the original option that covered 3% of the existing interests in Sherman now covers Preferred Units that were issued in a recapitalization of Sherman (described in Item 8.01) in exchange for those existing interests (half of the Preferred Units issued in the recapitalization). The remainder of the option now covers Class A Units issued in that recapitalization in exchange for the remaining interests subject to the original option (3.92% of the original interests, which represent 4.17% of the Class A Units issued in the recapitalization). The option price allocable to the Preferred Units will be reduced to 60% of what it would have otherwise been on 3% of the existing interests. The option price under the restructured option is $65.3 million. Because the recapitalization underlying the option is effective as of July 1, 2006, the Company will also pay the Management Entity about $750,000 in interest to compensate it for the delay in receiving the option price. Radian’s option has been restructured in the same way.
           The Company has exercised the Company’s restructured option in full. Upon the September 22, 2006 closing of the option exercise, the Company would own 40.96% of the Class A Units and 50% of the Preferred Units. Assuming Radian exercises its option in full, Radian would own the same percentages of each Class. Giving effect to that closing, the remainder of the Class A Units and all of the Class B Units issued in the recapitalization would be owned collectively by the Management Entity and another entity owned by Sherman’s management.
           The Amended and Restated Call Option Agreement is filed as Exhibit 1.2. The description above is qualified in its entirety by the actual text of that agreement.

Item 8.01. Other Events.
Offering of Senior Notes
           On September 13, 2006, the Company agreed to sell $200 million aggregate principal amount of its 5.625% Senior Notes due 2011 (the “Notes”) in a public offering pursuant to an Underwriting Agreement, dated September 13, 2006, among the Company and the underwriters named therein (the “Underwriting Agreement”). The public offering of the Notes is scheduled to close September, 18 2006.
           The Notes are registered under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-126631) that the Company filed with the Securities and Exchange Commission (the “Commission”) relating to the public offering, pursuant to Rule 415 under the 1933 Act, of up to an aggregate of $500 million of the Company’s debt securities.
           The Notes were issued under an Indenture, dated October 15, 2000 (the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), subject to the designation of the terms of the Notes in the form of an Officer’s Certificate, dated as of September 13, 2006 (the “Officer’s Certificate”), executed pursuant to Section 3.1 of the Indenture. The Notes were issued at a price to the public of 99.979% of their principal amount. The Notes mature on September 15, 2011 and are subject to the terms and conditions set forth in the Indenture. Interest on the Notes is payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2007. The Company intends to use the proceeds from the sale of the Notes to repay short-term indebtedness to a balance of approximately $100 million and, together with cash to be generated from future sales of short-term indebtedness and future dividends from the Company’s wholly owned subsidiary, Mortgage Guaranty Insurance Corporation, to repay all $200 million of the Company’s outstanding 6.00% Senior Notes due March 15, 2007. Additional terms of the Notes are described in the Company’s Prospectus Supplement, dated September 13, 2006, filed with the Commission under the 1933 Act.
           The Underwriting Agreement, the Indenture and the Officer’s Certificate are filed as exhibits hereto and are incorporated herein by reference. The foregoing description of the Underwriting Agreement, the Indenture and the Officer’s Certificate and the transactions contemplated therein is qualified in its entirety by reference to such exhibits.
Recapitalization of Sherman Financial Group
           In connection with the restructuring of the options described in Item 1.01, effective as of July 1, 2006, 94% of the existing interests in Sherman were recapitalized into Class A Common Units and the remaining 6% were recapitalized into a combination of Preferred Units and Class B Common Units.
           The Preferred Units have a preference over the Class B Units in the allocation of 6% of Sherman’s operating income. Under the preference, 6% of the first $200 million of operating income is allocated to the Preferred Units. Six percent of operating income above $200 million is not part of the preference and is allocated 50% to the Preferred Units and 50% to the Class B Units. The preference is cumulative so that until the Preferred Units have been allocated the preference amount on a cumulative basis, no operating income is allocated to the Class B Units. The description above expresses the $200 million preference on an annual basis. The $200 million threshold amount will be lower during the next year and will be higher thereafter.

           In liquidation or on sale of Sherman, the Preferred Units are entitled to approximately $45 million plus any undistributed operating income allocated to the Preferred Units. Assuming the value of Sherman increases by at least $45 million above its value on July 1, 2006, remaining amounts in a liquidation or sale occurring on or after July 1, 2010 are allocated 94% to the Class A Common Units and 6% to the Class B Common Units. If the value increases by less than $45 million or the liquidation or sale occurs prior to July 1, 2010, the percentage of the liquidation or sale proceeds to which the Class B Common Units are entitled is less than 6%. Upon the closing of the Company’s option exercise, the Company will own half the Preferred Units and so the Company’s share of the 6% to which the Preferred Units are entitled will be half, or 3%.
           The percentages of Sherman’s income to which the Class A Units, the Preferred Units and the Class B Units are entitled and the percentage of the liquidation proceeds payable to the Class A Units and the Class B Units vary depending on the percentage that the outstanding Class B Units are of the total of the outstanding Class A Units and Class B Units. Based on the number of Class A Units and Class B Units that were outstanding immediately after the recapitalization, this percentage is 6%, as set forth in the description above.
           The Company understands the exercise of the Company’s option will have the following GAAP accounting consequences, which will occur in MGIC’s financial records rather than in Sherman’s financial records. The option price paid will be allocated to Sherman’s assets, up to the fair market value of those assets. This allocation will increase the basis of the assets. The written up assets will be amortized over their assumed lives, resulting in additional amortization expense above Sherman’s historical amortization expense. Any difference between the option price and the fair value of the assets will be goodwill. Goodwill will not be amortized but will be periodically tested for impairment.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
(1.1)	Underwriting Agreement, dated September 13, 2006, by and among the Company and BNP Paribas Securities, Inc. and Lehman Brothers, Inc., as representatives of the several underwriters named therein.

(1.2)	Amended and Restated Call Option Agreement, dated as of September 13, 2006, by and among the Company, Radian Guaranty, Inc., and Sherman Capital, L.L.C.

(4.1)	Indenture, dated as of October 15, 2000, between the Company and U.S. Bank National Association (as successor in interest to Bank One Trust Company, National Association), as Trustee [Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 17, 2000].

(4.2)	Officer’s Certificate, dated as of September 13, 2006, executed and delivered in connection with the issuance and sale of the Company’s 5.625% Senior Notes due 2011.

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: September 15, 2006	By:	/s/ Joseph J. Komanecki
Joseph J. Komanecki
Senior Vice President and Chief Accounting Officer

MGIC INVESTMENT CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(1.1)	Underwriting Agreement, dated September 13, 2006, by and among the Company and BNP Paribas Securities, Inc. and Lehman Brothers, Inc., as representatives of the several underwriters named therein.

(1.2)	Amended and Restated Call Option Agreement, dated as of September 13, 2006, by and among the Company, Radian Guaranty, Inc., and Sherman Capital, L.L.C.

(4.1)
Indenture, dated as of October 15, 2000, between the Company and U.S. Bank National Association (as successor in interest to Bank One Trust Company, National Association), as Trustee [Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 17, 2000].

(4.2)	Officer’s Certificate, dated as of September 13, 2006, executed and delivered in connection with the issuance and sale of the Company’s 5.625% Senior Notes due 2011.